UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

NIXXY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	NIXX	NASDAQ Capital Market
Common Stock Purchase Warrants	NIXXW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 8, 2025, Nixxy, Inc. (the “Company”) appointed Ashissh Raichura as a member of the Company’s Board of Directors (the “Board”).

Mr. Raichura, 53, is a seasoned entrepreneur and technologist with over 30 years of global experience in product development, healthcare innovation, and telecommunications.

Since January 2017, Mr. Ashissh Raichura has served as the Founder and CEO of Scanbo, a next-generation point-of-care platform that integrates artificial intelligence and biosensors to deliver real-time health diagnostics. Prior to launching Scanbo, he was the Chief Technology Officer at HealthSaverz.com from January 2015 to May 2017, where he led the development of digital health solutions.

Between January 2014 and March 2016, Mr. Raichura worked as a Consultant at Temple Consulting Group Ltd., where he had previously held the role of Vice President – Product Development and Technology from December 2007 to December 2013. He also co-founded and served as Chief Operating Officer at Nimap Infotech LLP from January 2014 to January 2015.

Earlier in his career, Mr. Raichura co-founded AskForPets.com, where he was a Consultant from August 2012 to November 2012, and later served as the Chief Technology Officer from November 2012 to January 2014.

His experience also includes roles such as Product Program Manager at FinancialCAD Corporation (October 2007 – November 2007), Manager – IT Solutions at 3i Infotech (February 2007 – June 2007), Project Manager at Tech Mahindra (August 2006 – December 2006), and Project Lead at Bank of America (July 2005 – July 2006).

From April 1994 to June 2006, Mr. Raichura held multiple roles at Temple Consulting Group Ltd., ultimately serving as Senior Product Manager, where he contributed significantly to strategic technology initiatives.

Mr. Raichura holds a Ph.D. in Cloud Computing from Simon Fraser University and is certified in Advanced IoT Solutions, reflecting his strong academic foundation and commitment to innovation in healthcare technology.

As compensation for his appointment as a member of the Board, Mr. Raichura was granted (a) 50,000 shares of restricted common stock under the Company’s 2024 Equity Incentive Plan (the “Plan”) (the “Initial Shares”); (b) for each year following the current year that Mr. Raichura continues to be a member of the Board, either 50,000 shares of restricted common stock or 50,000 non-statutory options under the Plan, which options shall have a cashless exercise provision and shall expire 36 months from the date of his appointment (the “Subsequent Shares”, and together with the Initial Shares, the “Raichura Shares”); and (c) a quarterly payment of $7,500.

There is no arrangement or understanding between Mr. Raichura and any other persons pursuant to which Mr. Raichura was appointed to his position. There are no family relationships between Mr. Raichura and any of the Company’s officers or directors. Other than as described below, there are no other transactions to which the Company or any of its subsidiaries is a party in which Mr. Raichura has a material interest subject to disclosure under Item 404(a) of Regulation S-K. In connection with his appointment, the Company may provide additional compensation to Mr. Raichura in the future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2025	Nixxy, Inc.

	By:	/s/ Miles Jennings
Miles Jennings
Chief Executive Officer

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